Securities and Exchange Commission
                      Washington, DC  20549

                            Form 8-K

                         Current Report

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  January 2, 1998

                      Arguss Holdings, Inc.

     (Exact name of registrant as specified in its charter)

            Delaware       0-19589             02-0413153

    (State or other     IRS Employer        (Commission File No.)
     jurisdiction       Identification No.
     of incorporation)

                        One Church Street
                   Rockville, Maryland                  20850
            (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:    (301) 315-0027

Item 2.  Acquisition or Disposition of Assets:

On January 2, 1998, Arguss Holdings, Inc. ("Arguss") acquired the stock of Can Am Construction, Inc. ("Can-Am") and Schenck
Communications, Inc. ("Schenck"), and merged them into its wholly-owned subsidiary, White Mountain Cable Construction Corp ("WMC").

Both acquisitions provide underground and aerial construction services and splicing for fiber optic and coaxial cable to major telecommunications customers on a national level. The purchase price for Can-Am was approximately $28,200,000, and was satisfied by the issuance of approximately 1,500,000 shares of Arguss common stock and $12,000,000 in cash. The purchase price for Schenck was approximately $6,300,000, and was satisfied by the issuance of approximately 309,000 shares of Arguss common stock and $3,000,000 in cash.

The Schenck purchase agreement contains provision for additional payments satisfied by the issuance of Arguss common stock and cash if certain minimum EBITDA thresholds are met for the year ended December 31, 1998. One-half of the additional payment will be satisfied by the issuance of shares of common stock valued at $9.75 per share and cash. Additional payments earned under the terms of the agreement will be recorded as an increase of the total cost of acquisition.

Arguss previously acquired Rite Cable Construction, Inc. ("Rite") on October 6, 1997. The purchase price was approximately $3,300,000, and was satisfied by the issuance of approximately 154,000 shares of Arguss common stock and $1,600,000 in cash. The Rite purchase agreement contains provision for additional payments by Arguss to the Rite shareholders if certain EBITDA thresholds are met for the year ended September 30, 1998. One-half of the additional payment will be satisfied by cash and the remainder by the issuance of common stock at $8.50 per share.

Rite is included in this filing as part of the acquired group of related business, since it did not individually meet the conditions under the definition of significant subsidiary at the time of purchase.

The Can Am, Schenck and Rite acquisitions (collectively
"Acquisitions") have been accounted for as purchases. The excess of the total Acquisitions cost over the fair value of the net assets acquired is being amortized by the straight-line method over twenty years.

Item 7.  Financial Statements and Exhibits:

     (a)  Financial Statements of Businesses Acquired:
       Audited balance sheet of Can Am Construction, Inc. as of July 31, 1997 and related statements of income, retained earnings and cash flow for the year then ended.

       Unaudited separate company financial information of Can-Am
       Construction, Inc. as of September 30, 1997 and related statements of income and cash flow for the nine months then ended.

       Audited balance sheet of Schenck Communications, Inc. as of September 30, 1997 and related statements of income, retained earnings and cash flow for the year then ended.

     (b)  Pro Forma Financial Information:

       Unaudited pro forma balance sheet of Arguss (formerly Conceptronic, Inc.) as of September 30, 1997 and unaudited pro forma statements of operations for the fiscal year ended December 31, 1996 and for the nine months ended September 30, 1997.

     (c) Unaudited consolidating pro forma balance sheets of Acquisitions as of September 30, 1997 and unaudited consolidating pro forma statements of operations for the fiscal year ended December 31, 1996 and for the nine months ended September 30, 1997.

     (d)  Exhibits:

     10.01 Agreement and plan of merger dated January 2, 1998 by and between Can Am Construction, Inc., Arguss
            Holdings, Inc. and White Mountain Cable Construction
            Corp.

     10.02 Agreement and plan of merger dated January 2, 1998 by and between Schenck Communications, Inc.,
            Arguss Holdings, Inc and White Mountain Cable
            Construction Corp.

     10.03 Agreement and plan of merger dated October 6, 1997 by and between Rite Cable Construction, Inc.,
            Arguss Holdings, Inc. and White Mountain Cable
            Construction Corp.

     23.01  Consent of KPMG Peat Marwick LLP.

     23.02  Consent of KPMG Peat Marwick LLP.


Signatures:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arguss Holdings, Inc.
Registrant
/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chairman of the Board
    and Chief Executive Officer

               (A) FINANCIAL STATEMENTS OF BUSINESSES
               ACQUIRED


               CAN-AM CONSTRUCTION, INC.
               Financial Statements
               July 31, 1997
               (With Independent Auditors' Report
               Thereon)














                  Independent Auditors' Report


The Board of Directors
Can-Am Construction, Inc.:

We have audited the accompanying balance sheet of Can-Am Construction, Inc. as of July 31, 1997 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Can-Am Construction, Inc. as of July 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






Costa Mesa, California
November 6, 1997                           /s/KPMG Peat Marwick LLP

                    CAN-AM CONSTRUCTION, INC.
                          Balance Sheet
                          July 31, 1997



                         Assets

Current assets:
Cash                                                       $ 1,220,770
Trade accounts receivable                                    4,084,670
Prepaid expenses                                               153,440
Other current assets                                           136,961

Total current assets                                         5,595,841

Property, plant and equipment, at cost                       7,377,390
Less accumulated depreciation                               (3,696,295)

Net property, plant and equipment                            3,681,095

Other assets                                                   100,500

Total assets                                               $ 9,377,436


          Liabilities and Shareholder's Equity

Current liabilities:
Current installments of long-term debt                       $ 631,386
Accounts payable                                               692,291
Accrued expenses                                               275,768

Total current liabilities                                    1,599,445

Long-term debt, excluding current installments               1,254,940
Deferred compensation payable                                   80,405

Shareholder's equity:
Common stock, no par value                                       1,500
Retained earnings                                            6,441,146

Total shareholder's equity                                   6,442,646

Commitments and contingencies

Total liabilities and shareholder's equity                 $ 9,377,436


See accompanying notes to financial statements.

                         CAM-AM CONSTRUCTION, INC.
                   Statement of Income and Retained Earnings
                          Year ended July 31, 1997


Revenues                                                  $ 24,638,005

Cost of revenues                                            18,405,121

Gross profit                                                 6,232,884

Operating expenses                                           3,394,158

Income from operations                                       2,838,726

Other expenses:
Interest, net                                                  145,801
Loss on sale of fixed assets                                    25,413

Income before taxes                                          2,667,512

Income tax expense                                              37,944

Net income                                                   2,629,568

Retained earnings at beginning of year                       5,673,093

Distribution to shareholder                                 (1,861,515)

Retained earnings at end of year                          $  6,441,146

See accompanying notes to financial statements.


                    CAM-AM CONSTRUCTION, INC.
                     Statement of Cash Flows
                    Year ended July 31, 1997



Cash flows from operating activities:
Net income                                                 $  2,629,568
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization                                 1,089,485
Loss on sale of fixed assets                                     25,413
Changes in assets and liabilities:
Decrease in trade accounts receivable                            14,572
Decrease in prepaid expenses and other current assets           118,971
Increase in other assets                                         (2,422)
Decrease in accounts payable and accrued expenses              (293,239)
Increase in deferred compensation payable                        23,533

Net cash provided by operating activities                     3,605,881

Cash flows from investing activities:
Purchases of fixed assets                                      (222,598)
Proceeds from sale of fixed assets                               28,881
Business acquisition                                           (500,000)

Net cash used in investing activities                          (693,717)

Cash flows from financing activities:
Proceeds from issuance of long-term debt                        301,501
Repayments of long-term debt                                   (608,913)
Distributions to shareholder                                 (1,861,515)

Net cash used in financing activities                        (2,168,927)

Net increase in cash and cash equivalents                       743,237

Cash and cash equivalents at beginning of year                  477,533

Cash and cash equivalents at end of year                   $  1,220,770

Supplemental disclosure of cash paid for:
Interest                                                   $    176,276
Income taxes                                                     79,487

During 1996 the Company financed certain capital expenditures totaling $767,088.


See accompanying notes to financial statements.


                    CAN-AM CONSTRUCTION, INC.
                  Notes to Financial Statements
                         July  31, 1997



(1)Summary of Significant Accounting Policies

   The Company's Activities and Operating Cycle

   Can-Am Construction, Inc. (the Company) provides underground and aerial construction services and splicing for fiber optic and coaxial cable to major telecommunications customers primarily on the West Coast. The duration of work varies but typically extends anywhere from a few weeks to one to three months.

   Revenue and Cost Recognition

   Revenue   is   recognized  during  the  period  services   are
   performed using contractual pricing schedules which detail the unit prices for individual services performed.

   The Company had aggregate sales to three customers which individually accounted for approximately 52%, 10% and 10% of total revenues for the year ended July 31, 1997.

   Property, Plant and Equipment

   Property, plant and equipment are stated at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, over the estimated useful lives or the terms of the lease, whichever is shorter.

   Goodwill

   The Company acquired Tri-Delta Boring in December 1996. Goodwill consists of the excess of the purchase price over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over a period of 15 years. The Company assesses the recoverability of this intangible asset by determining whether the goodwill balance can be recovered through the undiscounted future operating cash flows generated by the assets of Tri-Delta Boring. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

   Income Taxes

   Effective April 1, 1994, the Company's shareholder elected to be taxed for Federal income tax purposes as a Subchapter S Corporation under the Internal Revenue Code. As a result, the net income and any tax credits of the Company are included in the personal income tax return of the Company's shareholder. Accordingly, no provision has been made for Federal income taxes in the accompanying financial statements. For state tax purposes, the Company is subject to an S Corporation tax of 1.5% of pre-tax earnings. No provision has been made in the accompanying financial statements for built-in gain taxes which, if any, might be due in the event of sale of the Company or the sale of any of its assets.

   Use of Estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Impairment of Long-Lived Assets

   The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

(2)Trade Accounts Receivable

   A summary of trade accounts receivable follows:

Billed                $ 2,372,587
Unbilled                1,570,016
Retainage                 142,067
Allowance for doubtful      -
accounts

                      $ 4,084,670


   Retainage receivable at July 31, 1997 is expected to be collected within one year.

(3)Property, Plant and Equipment

   A summary of property, plant and equipment follows:

    Automobiles and trucks   5 years      $ 3,906,688
    Furniture and fixtures   5-7 years        256,644
    Machinery and equipment  5-7 years      2,750,913
    Leasehold improvements   15-39 years      463,145

                                            7,377,390

     Less accumulated
      depreciation and                     (3,696,295)
      amortization

     Property, plant and
      equipment, net                      $ 3,681,095


(4)Acquisition

   On December 17, 1996, Can-Am acquired certain assets of Tri-Delta Boring (Tri-Delta). The total purchase price was $500,000, consisting of cash paid to seller of $475,000 and a promissory note due to seller of $25,000. The excess of cost over the fair value of assets acquired was $100,000 and is being amortized on a straight-line basis over 15 years. The results of operations of Tri-Delta prior to the combination with the Company were not material to the Company's operations.

(5)Commitments and Contingencies

   Long-term Debt

   Long-term debt at July 31, 1997 consists of the following:

    Promissory note                       $   25,000
    Term loan                                429,807
    Asset secured long-term debt with
      varying terms and maturities         1,431,519

     Total long-term debt                  1,886,326

     Less current installments              (631,386)

     Total long-term debt, excluding
      current installments               $ 1,254,940


   In December 1996, the company entered into a one year promissory note agreement and a five year term loan agreement in the amounts of $25,000 and $475,000, respectively. The promissory note bears interest at 7% and is payable in one lump sum including principal and interest in December 1997. The term loan is payable in equal monthly installments and bears interest at approximately 8.9%. Both agreements were entered into to finance the acquisition of Tri-Delta Boring completed in December 1996. The company also has several outstanding term loan agreements with varying maturities used to finance fixed asset purchases. All loans are secured by the assets acquired and bear interest rates of 4.8% to 11%.

   Scheduled aggregate annual principal payments of long-term debt are $631,386 for 1998, $607,861 for 1999, $403,240 for
   2000, $190,146 for 2001 and $53,693 for 2002.

   Deferred Compensation

   The company entered into a deferred compensation agreement with its Chief Executive Officer and sole shareholder in March, 1994. Under the terms of the agreement, the company agreed to pay $150,000 at the retirement or death of the shareholder as an incentive for the shareholder to continue service with the company for the five-year period commencing with the date of the agreement. Compensation expense is recognized evenly over the five-year service period.

   Leases

   The Company has entered into various noncancelable operating leases for an automobile and several facilities. Total rent expense, including related party rent discussed below, for all operating leases was approximately $325,000 for 1997. The following is a schedule of future minimum lease payments for operating leases that had initial or remaining noncancelable lease terms in excess of one year as of July 31, 1997:

                  Year ending July
                    31:
                   1998               $ 160,415
                   1999                 153,415
                   2000                 122,785
                   2001                 120,000
                   2002                 120,000
                   Thereafter           350,000

                                    $ 1,026,615


   Capital leases as of July 31, 1997 were not significant.

   Contingencies

   The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Although the outcome of these claims cannot be predicted with certainty, management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

(6)Related Party Transactions

   Can-Am leases two facilities from the Company's Chief Executive Officer and sole shareholder. One lease is month-to-month and the other is a ten year lease expiring in 2005. Total rent expense related to these facilities was $106,600 in 1997.

Unaudited Separate Company Financial Information
Can-Am Construction, Inc.
September 30, 1997



Note: The accompanying unaudited financial statements do not contain all disclosures required by generally accepted accounting principles.
In the opinion of Can-Am Construction, Inc. ("Can-Am"), the accompanying unaudited financial statements contain all adjustments considered by management necessary to present fairly the financial position of Can-Am as of September 30, 1997 and the results of operations and cash flow for the period presented. Can-Am prepares its interim financial information using the same accounting principles as it does for its annual statements.


Can-Am Construction, Inc.
Unaudited Balance Sheet
As of September 30, 1997

Assets:

Cash                                     $1,758,619
Accounts Receivable, Net                  3,493,436
Other Assets Current                        191,562
                                         ----------
Total Current Assets                      5,443,617

Property, Equipment                       3,538,835
Other Assets                                 95,000
                                         ----------

Total Assets                             $9,077,452

Liabilities:

Current Liabilities                      $1,528,650

Non-Current Liabilities                   1,236,880
                                         ----------
Total Liabilities                         2,765,530
                                         ----------

Stockholders' Equity
Common Stock                                  1,500
Retained Earnings                         6,310,422
                                         ----------
Total Stockholders' Equity                6,311,922
                                         ----------
Total Liabilities and
Stockholders' Equity                     $9,077,452
                                         ----------


Can-Am Construction, Inc.
Unaudited Income Statement
for the Nine Months Ended September 30, 1997


Net Sales                               $16,307,538

Cost of Sales                            11,361,768
                                         ----------

Gross Profit                              4,945,770

Selling, General & Administrative         1,464,166

Depreciation                                839,448
                                         ----------

Income from Operations                    2,642,156

Other Expense:

Net Interest Expense                       121,388
                                         ---------
Pre-tax Income                           2,520,768

Income Tax Expense                          25,000
                                        ----------
Net Income                              $2,495,768
                                        ==========

Can-Am Construction, Inc.
Unaudited Statement of Cash Flow
For the Nine Months Ended September 30, 1997


Revenues:

Net Income                              $2,495,768
  Depreciation                             839,448

Changes in Assets & Liabilities

Accounts Receivable                      1,276,191
Other Assets                                78,916
Accounts Payable and
Other Liabilities                       (2,092,973)
                                        ----------

Net Cash from Operations                 2,597,350
                                        ----------

Cash Flow from Investing Activities:

Capital Expenditures                     (256,342)
                                         ---------
Net from Investing Activities            (256,342)
                                        ----------

Cash Flow for Financing Activities:

Payments to Shareholder                (1,205,675)
Repayments of Lines
  of Credit                              (318,552)
                                        ---------
Net from Investing Activities          (1,524,227)

Net Increase in Cash                      816,781
Cash at Beginning                         941,838
                                        ---------
Cash at Ending                         $1,758,619
                                       ==========
                  SCHENCK COMMUNICATIONS, INC.

                      Financial Statements

                       September 30, 1997

           (With Independent Auditors' Report Thereon)
[KPMG Peat Marwick LLP]

3100 Two Union Square              Telephone 206 292 1500
Telefax 206 292 4233
601 Union Stret
Seattle, WA  98101-2327


                  INDEPENDENT AUDITORS' REPORT


The Board of Directors
Schenck Communications, Inc.:


We have audited the accompanying balance sheet of Schenck Communications, Inc. as of September 30, 1997, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schenck Communications, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ KPMG Peat Marwick LLP

Seattle, Washington
November 4, 1997

                  SCHENCK COMMUNICATIONS, INC.

                          Balance Sheet

                  Year Ended September 30, 1997

                              Assets
Current assets:
Cash and cash equivalents                              $   228,075
Trade accounts receivable (notes 2 and 3)                2,808,203
Prepaid expenses                                           199,916
Other current assets                                         8,965
Total current assets                                     3,245,159

Equipment and leasehold improvements (notes 4 and 5):
Construction vehicles and equipment                      5,236,245
Computer and office equipment                               48,501
Leasehold improvements                                      21,035
                                                         5,305,781
Less accumulated depreciation and amortization           3,304,163
Net equipment and leasehold improvements                 2,001,618
Other assets                                                21,880
                                                      $  5,268,657

               Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable                                         1,017,471
Accrued liabilities                                        242,669
Dividends payable                                          546,224
Current installments of long-term debt (note 4)            455,948
Total current liabilities                                2,262,312

Long-term debt, excluding current installments (note 4)    886,007

Stockholder's equity:
Common stock, $1 par value.  Authorized 50,000 shares;
issued and outstanding 1,000 shares                          1,000
Retained earnings                                        2,119,338
Total stockholder's equity                               2,120,338

Commitments and contingency
                                                       $ 5,268,657

See Accompanying notes to financial statements.
                  SCHENCK COMMUNICATIONS, INC.

                       Statement of Income

                  Year Ended September 30, 1997


Construction revenues                                 $ 14,065,681
Construction costs                                      10,659,921
Gross profit                                             3,405,760

General and administrative expenses                        800,674
Depreciation                                               679,611
Operating income                                         1,925,475

Other expenses (income):
Interest expense                                           181,141
Interest and other income                                  (33,318)
                                                           147,823
Income before state tax provision                        1,777,652

State income tax provision                                  36,000
Net income                                             $ 1,741,652

         See Accompanying notes to financial statements.
                  SCHENCK COMMUNICATIONS, INC.

                 Statement of Retained Earnings

                  Year Ended September 30, 1997

Balance at September 30, 1996                         $ 1,331,910
Net income                                              1,741,652
Dividends                                                (954,224)
Balance at September 30, 1997                         $ 2,119,338

         See accompanying notes to financial statements.

                  SCHENCK COMMUNICATIONS, INC.

                     Statement of Cash Flows

                  Year Ended September 30, 1997

Cash flows from operating activities:
Net income                                              $  1,741,652
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                 679,611
Gain on sale of equipment                                    (26,076)
Change in certain assets and liabilities:
Net increase in receivables, prepaid expenses and
other current assets                                        (661,296)
Net increase in accounts payable and accrued                 104,957
liabilities
Net cash provided by operating activities                  1,838,848

Cash flows from investing activities:
Purchases of equipment                                      (663,928)
Other assets                                                  (4,248)
Proceeds from sale of equipment                               51,234
Net cash used in investing activities                       (616,942)

Cash flows from financing activities:
Decrease in bank short-term financing                       (578,272)
Proceeds from bank installment debt                          309,041
Proceeds from related party loans                            154,000
Repayment of installment debt and capital lease             (526,286)
obligations
Dividends paid                                              (408,000)
Net cash used in financing activities                     (1,049,517)
Net increase in cash and cash equivalents                    172,389
Cash and cash equivalents at beginning of year                55,686
Cash and cash equivalents at end of year                  $  228,075

Supplemental disclosure of cash flow information:
Cash paid during the year for:
State income taxes                                         $  16,122
Interest                                                     184,641

Supplemental schedule of financing activities:
Dividends payable                                         $  546,224
Equipment purchased under installment and capital            143,021
lease financing


   See Accompanying notes to financial Statements
                  SCHENCK COMMUNICATIONS, INC.

                  Notes to Financial Statements

                       September 30, 1997

(1)Nature of Business and Summary of Significant Accounting
   Policies
   (a)Nature of Business
      The principal business activity of Schenck Communications, Inc. (Company) consists of providing underground construction services to cable television, telephone, and power utilities in the Western United States including Alaska.

      A material portion of the Company's operating services is performed for a limited number of customers in those states. All work performed is awarded by competitive bid, and economic dependency on any one customer is not considered by management to be relevant to continuing operations. Three customers accounted for approximately 30%, 24% and 18%, respectively, of the Company's revenues for the year ended September 30, 1997.

      The   Company  is  a  wholly-owned  subsidiary  of  Schenck
      Communications of Alaska, Inc. (SCAI).

   (b)Basis of Presentation
      These  financial statements have been prepared  as  of  and
      for  the  year  ended  September 30, 1997.   The  Company's
      normal fiscal year ends on December 31, 1997.

   (c)Revenue Recognition
      Contracts   are   generally  performed  on   the   unit-of-
      completion basis, with weekly progress billings for the units completed. Such progress billings are recognized as revenue on the accrual basis of accounting, as invoiced. The Company also recognizes revenue related to units completed by the end of the accounting period for which no invoice has been issued (unbilled receivables).

   (d)Cash and Cash Equivalents
      For purposes of the statement of cash flows, the Company considers cash to include cash in operating bank accounts, savings and money market accounts, cash on hand, and any other cash investments with a maturity of three months or less. At times throughout the year the Company may maintain certain bank accounts in excess of the FDIC insured limits.

   (e)Equipment and Leasehold Improvements
      Equipment and leasehold improvements are stated at cost. Depreciation is computed primarily on the straight-line method over 5 years for financial reporting purposes. Expenditures which add to the productivity or extend the economic lives of the assets are included in prepaid expenses and amortized over 24 months.

   (f)Income Taxes
      The Company has elected to have its income or loss reported directly by its stockholder under provision of Subchapter S of the Internal Revenue Code (IRC). Accordingly, no provision or liability for Federal income tax is reflected in the accompanying financial statements. The Company has committed to distribute dividends to the stockholders of SCAI at least sufficient to reimburse them for Federal income taxes incurred as a result of the S corporation election. State income taxes are reported and paid by the Company.

   (g)Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(2)Trade Accounts Receivable
   Included within trade accounts receivable are $420,313 of unbilled receivables and retention of $49,387.

(3)Line of Credit
   The Company has a $l,500,000 line of credit with Pacific Northwest Bank. The loan bears interest at the bank's prime rate plus l/2 of l% and is collateralized by under 90-day accounts receivable and the personal guarantee of the stockholders of SCAI. There are no drawings under the line of credit as of September 30, 1997.

(4)Long-Term Debt
   Long-term debt consists of the following as of September 30, 1997:

   Installment notes payable to Pacific Northwest
    Bank, repayable in aggregate monthly
    installments of $19,265 including accrued          $  468,974
    interest at 9%; secured by certain equipment
   Installment notes payable to a stockholder of
    SCAI, repayable in monthly installments of
    $11,219 including interest at 9%; secured by          266,419
    certain equipment
   Installment notes payable to stockholders of
    SCAI, repayable in aggregate monthly                  321,455
    installments of $4,133 including interest at
    8%; unsecured
   Installment notes payable to John Deere Credit,
    repayable in aggregate monthly installments of
    $7,641 including interest at 6.9%; secured by         155,825
    certain equipment
   Other installment notes                                  2,274
   Capital lease obligations (note 5)                     127,008
                                                        1,341,955
   Less current installments                              455,948
                                                       $  886,007

   The aggregate long-term debt maturing during the next five years is approximately as follows:

    Years ending September 30:
     1998                                          $ 455,948
     1999                                            357,774
     2000                                            227,495
     2001                                             91,418
     2002                                             36,910
     Thereafter                                      172,410
                                                 $ 1,341,955

(5)Capital Lease Obligations
   The   Company   has  acquired   construction  vehicles   under
   provisions of capital leases. The leased property under capital leases as of September 30, 1997 has a total cost of $189,036 and accumulated amortization of $46,273 and is included in equipment and leasehold improvements.

   At September 30, 1997, the future minimum payments under noncancelable capital leases are as follows:

       Years ending September 30:

        1998                                         $61,589
        1999                                          58,323
       2000                                           28,988
       Total minimum lease payments                  148,900
       Less amounts representing interest at
          rates ranging from 9% to 14%                21,892
       Present value of minimum lease payments
          including $48,238 due within twelve       $  127,008
          months

(6)Commitments and Contingency
   (a)Related Party Transaction
      The Company occupies an office-shop facility which is owned by a partnership controlled by two stockholders of the Company. The Company's lease, which is for five years plus an additional five year option, provides for a current monthly rental of $4,270 plus 67% of all occupancy costs.

      At September 30, 1997, the future minimum lease payments under this lease are as follows:

       Years ending September 30:
        1998                                         $ 51,240
        1999                                           51,240
        2000                                           51,240
        2001                                           51,240
        2002                                            4,270
                                                    $ 209,230

   (b)Leases
      The Company rents equipment and field yard facilities under various short-term cancelable operating leases in its normal course of business. Rental expense was $519,654 for the year ended September 30, 1997, including the related party lease described in note 6(a).

   (c)Employee Benefit Plan
      The Company has adopted a profit sharing and employee savings plan under section 40l(k) of the IRC. This plan allows eligible employees to defer up to 15% of their compensation on a pretax basis through contributions to the savings plan. The Company contributed an additional $0.50 for every dollar the employee contributed up to 5% of compensation, which amounted to $46,289 for the year ended September 30, 1997.

   (d)Multiemployer Plan
      The Company's union employees participate in a union administered plan. Amounts charged to pension cost and contributed to the plan were $137,653 for the year ended
      September 30, 1997.

   (e)Letter of Intent
      On September 16, 1997, the Company signed a letter of intent to be acquired by White Mountain Construction Corp.
      in exchange for cash.



(b)  Pro Forma Financial Information

     The accompanying pro forma financial statements of operation presents the results of operations of Arguss, Can Am, Schenck and Rite as if the acquisitions had occurred as of January 1, 1996. The pro forma consolidated balance sheet reflects the pro forma consolidated financial position of the companies as if the acquisitions had occurred on September 30, 1997. The pro forma information reflects the total non-contingent consideration paid, including the issuance of approximately 1,964,000 shares of Arguss' common stock. (See Item 2. For details.) The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 1997

                      Arguss as   Acquisitions Pro Forma    Consolidated
                     Reported (A) As Reported Adjustments(1)  Pro Forma

Cash                $ 3,161,000    $2,371,564 (250,000)(2)  $ 5,282,564
Accounts             12,624,000     8,504,137                21,128,137
Receivable
Net Inventory,        4,504,000                               4,504,000
Net
Other Current         1,711,000       606,656                 2,317,656
Assets
                    -----------  ------------ ------------   ----------
Total Current        22,000,000    11,482,357 (250,000)      33,232,357
Assets

Property,             9,974,000     6,010,140                15,984,140
Equipment
Goodwill             21,800,000           -   29,528,000(3)  50,221,000
Other Assets                  -       140,149                   140,149
                    -----------  ------------ ------------   ----------

TOTAL ASSETS        $53,774,000   $17,632,646 $29,278,000  $100,684,646
                     ==========    ========== ========       ==========

Current             $12,381,000    $5,735,006 $1,338,000(4) $19,454,006

Non-Current                                      367,000(5)
Liabilities           6,273,000     2,715,380 16,600,000(6)  25,409,380
                    -----------  ------------ ------------   ----------
Total Liabilities    18,654,000     8,450,386 18,305,000     45,409,386
                    -----------  ------------ ------------   ----------
Stockholders'        35,120,000     9,182,260 10,973,000(7)  55,275,260
Equity
                    -----------  ------------ ------------   ----------
TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY              $53,774,000   $17,632,646 $29,278,000    $100,684,646
                     ==========    ========== ===========    ============



Notes to unaudited pro forma combined statement of operations:

(1) Reflects adjustments for the 1997 fourth quarter and 1998 first quarter acquisitions as if they had occurred as of September 30, 1997.
(2) Reflects the cash element of the Company's other acquisition costs.
(3)  Reflects the estimated goodwill of the transactions.
(4) Reflects the adjustment for current income taxes payable for Can Am and Schenck who were Subchapter S corporations.
(5) Reflects the adjustment for deferred taxes payable for Can Am and Schenck who were Subchapter S corporations.
(6) Reflects the adjustment for acquisition financing used to acquire one half of the value of Can Am and Schenck.
(7) The net impact to equity from issuing 1,964,000 shares to purchase the Acquisitions.
(A)  Reported on Form 10-QSB filed in November 1997.

     Unaudited Pro Forma Statement of Operations
     For the Nine Months Ended September 30, 1997

                 Arguss as    Acquisitions   Pro Forma   Consolidated
                Reported (B)  As Reported   Adjustments   Pro Forma
                                                (1)

Net Sales        $35,826,000  $34,824,029                 $70,650,029

Cost of Sales     24,375,000   25,554,830                  49,929,830
                ------------  -----------   ------------ ------------
Gross Profit      11,451,000    9,269,199                  20,720,199
                ------------  -----------   ------------ ------------
Selling
General
and
Administration     5,943,000    2,987,495                   8,930,495

Depreciation         824,000    1,554,368                   2,378,368

Engineering
and                  811,000                                  811,000
Development
                ------------  -----------   ------------ ------------
Income From
Operations         3,873,000    4,727,336                   8,600,336
                ------------  -----------   ------------ ------------
Other Expense
Goodwill
Amortization         618,000                1,107,000(2)    1,725,000
Net Interest
Expense              250,000      268,120   1,025,000(3)    1,543,120
                ------------  -----------   ------------ ------------
Income before
Taxes              3,005,000    4,459,216  (2,132,000)      5,332,216

Income Tax
Expense            1,003,000       61,000   1,313,000(4)    2,377,000
                ------------  -----------   ------------ ------------
Net Income        $2,002,000   $4,398,216 ($3,445,000)     $2,955,216
                  ==========    =========    ===========   ==========
Net Income
Per Share               $.26                                     $.31
                         ===                                      ===
Weighted
Average
Shares
Outstanding        7,671,000                                9,635,000
                   =========                               ==========

Notes to Unaudited Pro Forma Combined Statement of Operations:

(1) Reflects adjustments for the fourth quarter 1997 and first quarter 1998 acquisitions as if they had taken place on January 1, 1997.
(2) Reflects amortization of approximately $29,528,000 of goodwill over 20 years.
(3) Reflects adjustment for interest expense for $15,000,000 in acquisition financing for Can Am and Schenck and assumed other financing of $1,600,000 for Rite.
(4) Reflects adjustment for income taxes for Can Am and Schenck which were previously Subchapter S corporations.
(B)  Reported on Form 10-QSB filed in November 1997.

     Unaudited Pro Forma Statement of Operations
     For the Twelve Months Ended December 31, 1996

                  Arguss as   Acquisitiond   Pro Forma   Consolidated
                 Reported (B) As Reported   Adjustments   Pro Forma
                                                 (1)

Net Sales         $50,775,543  $49,045,524                $99,821,067

Cost of Sales      36,005,173   37,772,438                 73,777,611
                  -----------  -----------  ------------ ------------
Gross Profit       14,770,370   11,273,086                 26,043,456
                  -----------  -----------  ------------ ------------
Selling General
and                 6,475,559    5,289,388 (1,094,028)(5)  10,670,919
Administration

Depreciation        1,416,056    1,758,769                  3,174,825

Engineering
and Development     1,007,086            -             -    1,007,086
                  -----------  -----------  ------------ ------------
Income From
Operations          5,871,669    4,224,929   1,094,028     11,190,626
                    ---------  -----------  ------------ ------------
Other Expense
Goodwill            1,277,556            -  1,476,000(2)    2,753,556
Amortization
Net Interest
Expense               466,620      221,843  1,329,000(3)    2,017,463
                  -----------  -----------  ------------ ------------
Income before       4,127,493    4,003,086 (1,710,972)      6,419,607
Taxes

Income Tax          1,937,275       99,329  1,407,671(4)    3,444,275
Expense
                  -----------  -----------  ------------ ------------
Net Income         $2,190,218   $3,933,757($3,148,643)     $2,975,332
                   ==========    =========   ===========   ==========
Net Income
Per Share                $.45                                    $.44
                          ===                                     ===
Weighted
Average
Shares              4,833,592                               6,797,592
Outstanding
                    =========                               =========


Notes to Unaudited Pro Forma Combined Statement of Operations:

(1) Reflects adjustments for the 1997 third quarter and 1998 first quarter acquisitions as if they had taken place on January 1, 1996.
(2) Reflects amortization of approximately $29,528,000 of goodwill over 20 years.
(3) Reflects adjustment for interest expense for $15,000,000 in acquisition financing for Can Am and Schenck and assumed other financing of $1,600,000 for Rite.
(4) Reflects adjustment for income taxes for Can Am and Schenck which were previously Subchapter S corporations.
(5) Reflects adjustment for compensation expense to Subchapter S corporation owner.
(B)  Reported on Form 8-K filed on October 3, 1997.

(c)
                          Acquisitions
        Consolidating Unaudited Pro Forma Balance Sheets
                    As of September 30, 1997


                    Can Am        Schenck      Rite         Total
                  -----------   -----------   ------       --------
Cash                $1,758,619     $228,075    $384,870    $2,371,564
Accounts             3,493,436    2,808,203   2,202,498     8,504,137
Receivable, Net
Inventory, Net               0            0           0             0
Other Current          191,562      208,881     206,213       606,656
Assets
                   -----------  ----------- -----------    ----------
Total Current        5,443,617    3,245,159   2,793,581    11,482,357
Assets

Property,            3,538,835    2,001,618     469,687     6,010,140
Equipment
Other Assets            95,000       21,880      23,269       140,149
                   -----------  ----------- -----------    ----------
Total Assets        $9,077,452   $5,268,657  $3,286,537   $17,632,646
                    ==========   ==========  ==========    ==========
Current             $1,528,650   $2,262,312  $1,944,044    $5,735,006
Liabilities

Non-Current          1,236,880      886,007     592,493     2,715,380
Liabilities
                   -----------  ----------- -----------     ---------
Total                2,765,530    3,148,319   2,536,537     8,450,386
Liabilities
                   -----------  ----------- -----------    ----------
Stockholders'        6,311,922    2,120,338     750,000     9,182,260
Equity
                   -----------  ----------- -----------    ----------
Total
Liabilities and
Stockholders'       $9,077,452   $5,268,657  $3,286,537   $17,632,646
Equity
                    ==========    =========  ==========   ===========

                          Acquisitions
       Unaudited Consolidating Pro Forma Income Statement
           For the Nine Months Ended September 30,1997


                 Can Am       Schenck        Rite         Total
               -----------  -----------     ------       --------
Net Sales      $16,307,538  $11,207,934    $7,308,557   $34,824,029

Cost of Sales   11,361,768    8,080,268     6,112,794    25,554,830
               -----------  -----------  ------------  ------------
Gross Profit     4,945,770    3,127,666     1,195,763     9,269,199
               -----------  -----------  ------------  ------------
Selling,
General
&                1,464,166      608,811       914,518     2,987,495
Administrative

Depreciation       839,448      511,108       203,812     1,554,368

Engineering &
Development              0            0             0             0
               -----------  -----------  ------------  ------------
Income from
Operations       2,642,156    2,007,747        77,433     4,727,336

Other Expense
-------------

Goodwill                 0            0             0             0
Amortization

Net Interest
Expense            121,388      102,370        44,362       268,120
(Income)
               -----------  -----------  ------------  ------------
Income Before    2,520,768    1,905,377        33,071     4,459,216
Taxes
               -----------  -----------  ------------  ------------
Income Tax          25,000       26,000        10,000        61,000
Expense
               -----------  -----------  ------------  ------------
Net Income      $2,495,768   $1,879,377       $23,071    $4,398,216
                ==========   ==========       =======    ==========

                         Acquisitions
       Unaudited Consolidating Pro Forma Income Statement
              For the Year ended December 31, 1996


                  Can Am      Schenck       Rite         Total
               -----------  -----------    ------      --------
Net Sales       $25,414,134 $14,466,689   $9,164,701   $49,045,524

Cost of Sales    18,378,653  12,155,634    7,238,151    37,772,438
                ----------- -----------  -----------  ------------
Gross Profit      7,035,481   2,311,055    1,926,550    11,273,086
                ----------- -----------  -----------  ------------
Selling,
General
&                 2,902,242     755,532    1,631,614     5,289,388
Administrative

Depreciation        921,895     643,499      193,375     1,758,769

Engineering &
Development               0           0            0             0
                ----------- -----------  -----------  ------------
Income from
Operations        3,211,344     912,024      101,561     4,224,929
                ----------- -----------  -----------  ------------

Other Expense
--------------

Goodwill                  0           0            0             0
Amortization

Net Interest
Expense             116,666     129,952     (24,775)       221,843
(Income)
                ----------- -----------  -----------  ------------
Income Before     3,094,678     782,072      126,336     4,003,086
Taxes
                ----------- -----------  -----------  ------------
Income Tax           30,000      33,858       35,471        99,329
Expense
                ----------- -----------  -----------  ------------
Net Income       $3,064,678    $748,214      $90,865    $3,933,757
                 ==========    ========      =======    ==========